UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2013

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    8.01    Other Events.

For the year ended December 31, 2012, Inland Diversified Real Estate Trust, Inc. (the “Company”) paid distributions of approximately $51.8 million. For income tax purposes only, approximately 62.14% of the distributions paid in 2012 will be treated as ordinary dividends, approximately 37.69% will be treated as nondividend distributions and approximately 0.17% will be treated as capital gain. The following table denotes the allocation of the monthly distributions paid in 2012 for income tax purposes only. All amounts are stated in dollars per share. The December 2012 distribution, with a record date of December 1-31, 2012 and payment date of January 2, 2013, is taxable in 2013, and not reflected in the 2012 tax allocation.
Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions paid by the Company in 2012.

Record Date	Distribution Payment Date	Total Distributions	Ordinary Dividend	Capital Gain	Nondividend Distributions
December 1-31, 2011	January 3, 2012	$0.050820	$0.031581	$0.000086	$0.019153
January 1-31, 2012	February 1, 2012	$0.050820	$0.031581	$0.000086	$0.019153
February 1-29, 2012	March 1, 2012	$0.047540	$0.029543	$0.000081	$0.017916
March 1-31, 2012	April 2, 2012	$0.050820	$0.031581	$0.000086	$0.019153
April 1-30, 2012	May 1, 2012	$0.049180	$0.030562	$0.000084	$0.018534
May 1-31, 2012	June 1, 2012	$0.050820	$0.031581	$0.000086	$0.019153
June 1-30, 2012	July 2, 2012	$0.049180	$0.030562	$0.000084	$0.018534
July 1-31, 2012	August 1, 2012	$0.050820	$0.031581	$0.000086	$0.019153
August 1-31, 2012	September 4, 2012	$0.050820	$0.031581	$0.000086	$0.019153
September 1-30, 2012	October 1, 2012	$0.049180	$0.030562	$0.000084	$0.018534
October 1-31, 2012	November 1, 2012	$0.050820	$0.031581	$0.000086	$0.019153
November 1-30, 2012	December 3, 2012	$0.049180	$0.030562	$0.000084	$0.018534
		$0.600000	$0.372858	$0.001019	$0.226123

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	January 25, 2013	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Financial Officer